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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



      We consent to the reference to our firm under the caption "Experts" in
Item 5 of this Registration Statement on Form S-8 and the related prospectus of PNC Bank Corp. for the registration of 300,000 shares of its common stock issuable pursuant to the Midlantic Savings and Investment Plan, as amended (the "Plan") and an indeterminable amount of interests in the Plan and to the incorporation by reference therein of our report dated January 18, 1995 (January 20, 1995 as to Note 28), on our audit of the consolidated financial statements of Midlantic Corporation and Subsidiaries ("Midlantic") incorporated by reference to the Annual Report on Form 10-K of Midlantic for the year ended December 31, 1994, filed with the Securities and Exchange Commission, which are incorporated by reference to Amendment No. 1 to the Current Report on Form 8-K/A (No. 1-9718) dated as of July 10, 1995, of PNC Bank Corp. filed with the Securities and Exchange Commission, and of our report dated June 5, 1995, on our audit of the financial statements and financial statement schedules of the Plan for the year ended December 31, 1994, incorporated by reference to the Annual Report on Form 11-K of the Plan, as filed with the Securities and Exchange Commission.


                                                    /s/ Coopers & Lybrand L.L.P.

New York, New York
November 22, 1995